UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2011  (July 2, 2011)

TRUNKBOW INTERNATIONAL HOLDINGS LTD.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1485933	26-3552213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza,
No. 91 Jianguo Road, Chaoyang District, Beijing,
People’s Republic of China 100022

 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86 10 85712518

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 2, 2011, the board of directors (the “Board”) of Trunkbow International Holdings Limited (the “Company”) received notification from Mr. Larry Gilmore that effective immediately, he resigned as a member of the Board of the Company in order to attend to other professional obligations.  At the time of his resignation, Mr. Gilmore also served as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee.  On July 7, 2011, the Board appointed Ms. Iris Geng, one of the Company’s existing independent directors, as a member of the Compensation Committee and Nominating and Corporate Governance Committee, replacing Mr. Gilmore.

Item 8.01.    Other Events.

On July 8, 2011, the Company issued a press release relating to Mr. Gilmore’s resignation and the appointment of Ms. Geng as a member of the Compensation Committee and Nominating and Corporate Governance Committee, replacing Mr. Gilmore.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2011	TRUNKBOW INTERNATIONAL HOLDINGS LTD.

	By:	/s/ Yuanjun “Alice” Ye
Name: Yuanjun “Alice” Ye
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated July 8, 2011